UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2011

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Update on At-the-Market Equity Issuances
          Since December 2008, Healthcare Realty Trust Incorporated (the “Company”) has had in place an at-the-market equity offering program to sell shares of its common stock from time to time in at-the-market sales transactions.
•	At June 30, 2011, the Company had 76,467,850 shares outstanding.

•	Between June 30, 2011 and July 31, 2011, the Company sold 1,360,900 shares of common stock, generating approximately $27.7 million in net proceeds.

•	From August 1 to 31, 2011, the Company sold zero shares of common stock under its at-the-market equity offering program.

•	Were the Company to issue no additional shares during the third quarter, the weighted average outstanding shares for the third quarter would be approximately 77.5 million.

•	The Company will consider issuing additional shares through its at-the-market equity offering program, depending on the cost of issuing such shares relative to the Company’s investing activities.
Update on Richmond Portfolio Acquisition
           As disclosed in the Company’s Form 10-Q for the period ended June 30, 2011, the Company entered into an agreement on June 29, 2011 to purchase a portfolio of eight outpatient buildings in Richmond, Virginia for total consideration of approximately $173.5 million, including prepaid ground rent of $12.8 million and debt assumption of approximately $58.4 million.
•	On June 30, 2011, the Company acquired one of the eight buildings for cash consideration of approximately $34.8 million, including prepaid ground rent of approximately $2.9 million.

•	On August 4, 2011, the Company acquired two of the eight buildings for total consideration of approximately $75.8 million, including prepaid ground rent of approximately $5.8 million and debt assumption of approximately $30.8 million.

•	On August 31, 2011, the Company acquired one of the eight buildings for total consideration of approximately $15.4 million, including prepaid ground rent of approximately $1.4 million and debt assumption of approximately $7.0 million.

•	The Company expects that the acquisitions of the remaining four buildings will occur in a series of closings through the end of the third quarter of 2011, subject to customary closing conditions. Total consideration for the four buildings is approximately $47.5 million, including prepaid ground rent of approximately $2.7 million and debt assumption of $20.6 million, or net cash consideration of approximately $26.8 million.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer
Date: September 2, 2011